Exhibit (a)(l)(iii)

Form of
Notice of Acceptance for Tenders
of Common Shares held by U.S. Persons of

ALMACENES ÉXITO S.A.

by

CAMA COMMERCIAL GROUP, CORP.

THE U.S. OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON JANUARY 18, 2024 (the “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.

The U.S. Tender Agent for the U.S. Offer is:

Equiniti Trust Company, LLC

By Overnight Courier or Mail:

Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve
Suite 101
Mendota Heights, Minnesota 55120

DELIVERY OF THIS NOTICE OF ACCEPTANCE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY OF THIS NOTICE OF ACCEPTANCE TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE U.S. TENDER AGENT.

This document should be read in conjunction with the Offer to Purchase dated December 18, 2023 (the “Offer to Purchase”). All terms and conditions contained in the Offer to Purchase applicable to the U.S. Offer (as defined in the Offer to Purchase) for Shares are deemed to be incorporated in and form part of this Notice of Acceptance.

The instructions accompanying this Notice of Acceptance should be read carefully before this Notice of Acceptance is completed. Questions or requests for assistance may be directed to D.F. King & Co., Inc., the information agent for the U.S. Offer (the “Information Agent”), at the following address and phone number:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Bankers and Brokers Call Collect: (212) 269-5550
Stockholders Call Toll-Free: (877) 732-3613 International: +1 914-218-4628
Email: EXTO@dfking.com

THIS NOTICE OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING SHARES (AS DEFINED BELOW). DO NOT USE THIS NOTICE OF ACCEPTANCE FOR TENDERING ADSs OR FOR ANY OTHER PURPOSE.

The U.S. Offer

Cama Commercial Group, Corp. (the “Purchaser”), a Panamanian corporation and a wholly owned subsidiary of Clarendon Worldwide S.A. (“Clarendon”), a Panamanian corporation, is offering to purchase all of the issued and outstanding Common Shares, par value COP 3.33 per share (the “Shares”), of Almacenes Éxito S.A. (“Éxito”), a Colombian corporation (sociedad anónima), including Shares represented by American Depositary Shares, each representing eight Shares (the “ADSs” and, together with the Shares, the “Securities”), from all holders of Shares who are “U.S. Persons” (as defined herein) (“U.S. holders”) and all holders of ADSs wherever located, as applicable, for cash at a purchase price of US$0.9053 per Share, payable in Colombian pesos based upon the Tasa Representative del Mercado (TRM), published and certified by the Financial Superintendence of Colombia

(Superintendencia Financiera de Colombia, or “SFC”) for the allocation date as set forth in the first offer notice for the Colombian Offer (as defined below) (the “Settlement TRM”), and US$7.2424 per ADS, payable in U.S. dollars, in each case, without interest, and less any applicable withholding taxes and brokerage fees and commissions, upon the terms and subject to certain conditions described in the Offer to Purchase (which together with this Notice of Acceptance, the ADS Letter of Transmittal and ADS Notice of Guaranteed Delivery, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”). All payments to tendering holders of ADSs and Shares pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent or Colombian peso cent, respectively. Capitalized terms used but not defined in this Notice of Acceptance that are defined in the Offer to Purchase have the meaning given to such terms in the Offer to Purchase.

Through a concurrent offer in Colombia, Purchaser is offering to purchase all of the issued and outstanding Shares wherever located, including Shares held by holders resident in the United States, and Shares represented by BDRs, at the same purchase price of US$0.9053 per Share, payable (i) for tendering holders who are Colombian residents or foreign residents registered with the Central Bank of Colombia (Banco Central de Colombia) as foreign direct investors (inversionistas directos extranjeros), at their election, in U.S. dollars or in Colombian pesos based upon the Settlement TRM or (ii) for tendering holders who are foreign residents registered with the Central Bank of Colombia as foreign portfolio investors (inversionistas de portafolio extranjeros) only in Colombian pesos (the “Colombian Offer” and, together with the U.S. Offer, the “Offers”). Non-U.S. holders (as defined in the Offer to Purchase) of Shares will not be permitted to tender their Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Colombian Offer. ADSs (regardless of the location of the holders) may only be tendered into the U.S. Offer.

Action to be taken to accept the U.S. Offer

Please read the detailed instructions on how to complete this Notice of Acceptance. This Notice of Acceptance should only be used to accept the offer by the Offerors to purchase Shares from all U.S. holders of Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase and this Notice of Acceptance.

Shares beneficially owned or held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent Colombian Offer. If you are a holder of ADSs, you will receive and should complete an ADS Letter of Transmittal, and related documents in accordance with the instructions set out therein. If you wish to accept the U.S. Offer, send this Notice of Acceptance completed and signed, together with the documents identified below to Equiniti Trust Company, LLC (the “U.S. Tender Agent”), at the address set forth on the front cover as soon as possible and in any event so as to arrive not later than 5:00 p.m., New York City time, on January 18, 2024, unless the U.S. Offer is extended.

Because all Shares are in uncertificated form and must be held in brokerage accounts in the book-entry system of Deceval S.A. (“Deceval”), all Shares tendered in the U.S. Offer must be submitted by the U.S. Shares Tendering Broker through the Deceval system and the Bolsa de Valores De Colombia (“BVC”) in the same manner as Shares tendered in the Colombian Offer and will be settled in same manner as the Colombian Offer by delivery of payments through the BVC to the U.S. holder’s brokerage account in the Deceval system.

You may not tender Shares in the U.S. Offer unless you are a U.S. Person. If you are not a U.S. Person, you are not permitted to tender your Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Colombian Offer.

Your acceptance of the U.S. Offer is on the terms and subject to the conditions contained in the Offer to Purchase and in this Notice of Acceptance. In the event of an inconsistency between the terms and procedures in this Notice of Acceptance and the Offer to Purchase, the terms and procedures in the Offer to Purchase shall govern.

If you have any questions as to how to complete this Notice of Acceptance, please contact the Information Agent at (877) 732-3613. Do not detach any part of this Notice of Acceptance.

Instructions for Completion and Submission of this Notice of Acceptance

Holders of Shares who are U.S. persons electing to participate in the U.S. Offer must (1) complete, sign and mail this Notice of Acceptance to Equiniti Trust Company, LLC, as the U.S. Tender Agent in order for their Shares to be validly tendered in the U.S. Offer; and (2) mail or deliver a copy of this Notice of Acceptance to the U.S. holder’s custodian in Colombia through which the U.S. holder’s Shares are held in the Deceval system (the “Colombian Share Custodian”), when applicable. This Notice of Acceptance shall be completed, signed and sent via the United States Postal Service or by Overnight courier at the address on the first page of this document in respect of all Shares to be tendered in the U.S. Offer by a U.S. holder and a copy should be sent to your Colombian Share Custodian, when applicable.

Notices of Acceptance that are not properly completed, are not received by the U.S. Tender Agent prior to the Expiration Time on the Expiration Date or that do not correspond to a valid tender of Shares effectively received at the account at Deceval of the U.S. Shares Tendering Broker, will not be processed; therefore, the Shares covered by such Notice of Acceptance will not be accepted in the U.S. Offer. None of the Offerors nor the U.S. Tender Agent will incur any liability with respect to any failure to complete and/or deliver a Notice of Acceptance or the transfer of Shares as described herein.

You may not tender Shares in the U.S. Offer unless you are a U.S. Person. A “U.S. Person” means (1) any individual resident in the United States; (2) any partnership or corporation organized or incorporated in the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which the trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act); excluding, in each case, persons deemed not to be “U.S. persons” pursuant to Rule 902(k)(2) of Regulation S under the Securities Act.

The tendering of Shares pursuant to the U.S. Offer shall constitute a binding agreement between the tendering holder of Shares and the Offerors pursuant to the terms and subject to the conditions of the U.S. Offer.

Effects of the Acceptance

By executing and submitting a Notice of Acceptance, you will be deemed to represent, warrant and agree with us, subject to and effective upon our acceptance of your Shares, that:

•        you sell, assign and transfer to the Offerors all right, title and interest in and to all the Shares being tendered and all dividends, distributions and rights declared, paid or distributed in respect of such Shares or securities on or after the Payment Date;

•        you shall have no further rights with respect to the tendered Shares, except that you shall have a right to receive from the Offerors the Offer Price in accordance with the terms and conditions of the U.S. Offer;

•        you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the Shares, and that when the Shares are accepted for purchase by the Offerors, the Offerors will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after the Payment Date with respect to the Shares in respect of which the U.S. Offer is accepted or deemed to be accepted;

•        you will, upon request, execute and deliver any additional documents deemed by the U.S. Tender Agent, the U.S. Shares Tendering Broker, the Colombian Share Custodian or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Offerors shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire consideration due under the U.S. Offer for the purchase of the Shares tendered hereby or deduct from such consideration the amount or value of such distribution as determined by the Offerors in their sole discretion;

•        you instruct the U.S. Tender Agent to tender Shares on the Colombian business day immediately following the expiration of the U.S. Offer (expected to be January 19, 2024) into the Colombian Offer through a U.S. Shares Tendering Broker, unless you have validly withdrawn the Shares;

•        all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and any obligation of shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns; and

•        you acknowledge that you have received and read the Schedule TO filed relating to the U.S. Offer and its exhibits, including the Offer to Purchase and the accompanying Notice of Acceptance and its instructions. A copy of the Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the Information Agent at the telephone number provided herein. You agree to be bound by the terms of the U.S. Offer, as described in the Offer to Purchase and the Notice of Acceptance, and that the Offerors may enforce the Notice of Acceptance against you.

Power of Attorney

By signing this Notice of Acceptance, you irrevocably appoint the U.S. Tender Agent your true and lawful agent and attorney-in- fact, with full knowledge that the U.S. Tender Agent is also acting as the agent of the Offerors in connection with the U.S. Offer, with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

•        to transfer, or to authorize the U.S. Tender Agent to transfer, ownership of such Shares on the account books maintained with respect to the Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offerors;

•        to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and conditions of the U.S. Offer; and

•        to appoint one or more U.S. Shares Tendering Brokers to facilitate the transactions contemplated in the Offer to Purchase.

In addition, by executing this Notice of Acceptance, you irrevocably appoint Purchaser or its designee as your attorney-in-fact and proxy, with full power of substitution, to vote the Shares as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of your rights with respect to the Shares tendered by you and accepted for payment by Purchaser prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Shares and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Shares in accordance with the terms of the U.S. Offer. Such acceptance for payment by Purchaser will revoke, without further action, any other proxy or power of attorney granted by you at any time with respect to such Shares and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by you.

By executing the Notice of Acceptance, you further agree that effective from and after the date Shares are tendered thereby: (a) Purchaser shall be entitled to direct the exercise of any votes attaching to any Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Shares, including any right to call a meeting of the Shareholders; and (b) the execution of the Notice of Acceptance and its delivery to the U.S. Tender Agent will constitute (1) an authority from you to send any notice, circular, document or other communications which may be required to be sent to you to Purchaser at its registered office, (2) an authority to Purchaser to sign any consent to execute a form of proxy in respect of the Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Purchaser to attend general meetings of shareholders of Éxito and to exercise the votes attaching to such Shares on behalf of you and (3) your agreement not to exercise any of such rights without the consent of Purchaser and your irrevocable undertaking not to appoint a proxy for or to attend general meetings of shareholders of Éxito.

By signing this Notice of Acceptance, you hereby grant this irrevocable power of attorney in the understanding that it is being granted in the interest of both the principal and the attorney-in-fact and that the attorney-in-fact shall not be liable for rendering of accounts or any other obligations to you as principal. This power of attorney will be irrevocable unless this Notice of Acceptance is revoked. If this Notice of Acceptance is revoked, this power of attorney shall be understood as immediately revoked. This power of attorney revokes any and all sell orders of the Shares and powers of attorney granted in connection thereto given previously to this date.

Negative Covenant

By signing this Notice of Acceptance, you agree that, until the Expiration Date or until your Shares are validly withdrawn from the U.S. Offer, you will not sell, transfer, assign, pledge or in any other way dispose of or encumber the Shares tendered hereby.

Representations

By signing this Notice of Acceptance, you represent and warrant that (i) your Shares tendered are fully paid and free from all encumbrances, (ii) you are a U.S. Person, (iii) you are registered as of the date of this Notice of Acceptance as the legitimate registered or beneficial holder of such Shares in the books and records of the Colombian Share Custodian, when applicable, or in the Deceval system, (iv) you have the appropriate legal authority to tender such Shares in accordance with the terms of the U.S. Offer, (v) you authorize the transfer such number of Shares as set forth in this Notice of Acceptance to the U.S. Shares Tendering Broker and (vi) you shall accept payment in Colombian pesos for any Shares validly tendered pursuant to this Notice of Acceptance in same manner as payments made for Shares tendered in the Colombian Offer through delivery of payments to the U.S. holder’s brokerage account in the Deceval system, without recourse to the Offerors or U.S. Tender Agent.

How to complete this Notice of Acceptance

(Please complete in BLOCK CAPITALS)

1.           The U.S. Offer

To accept the U.S. Offer, write in Box 1 the total number of Shares for which you wish to accept the U.S. Offer. If no number, or a number greater than your entire holding of Shares, is written in Box 1 and you have signed Box 2, you will be deemed to have written the number of Shares comprised in, and to have accepted the U.S. Offer in respect of all Shares tendered. To accept the U.S. Offer, complete Boxes 1 and 3 and sign Box 2 below.

BOX 1

Number of Shares to be Tendered

2.           Signatures

You must execute Box 2 in order to tender your Shares and accept the U.S. Offer. If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Notice of Acceptance.

If you sign in a capacity other than that of a registered holder (e.g., under a Power of Attorney), please state the capacity in which you sign and send together with this Notice of Acceptance either (i) proper evidence satisfactory to the Offerors of your authority to act in such capacity, or (ii) in the case of a power of attorney, an authorized copy of the power of attorney.

Sign here to accept the U.S. Offer BOX 2
Execution by individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by

(Name of record holder)

(Signature of record holder)	(Name of Company)

Signatory:

(Signature)
(The space above should be used to notarize as appropriate)

3.           Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

Full name(s) and address

Box 3
1. First registered holder. (Mr. Mrs. Miss Title) First name(s) Last name	2. Joint registered holder(s). (Mr. Mrs. Miss Title) First name(s) Last name	3. Corporation(s). Name of Corporation

Address	Address	Address

Zip code	Zip code	Zip code

Please provide your daytime telephone number in the event that there are any questions regarding the above.

Daytime Telephone No.

4.           U.S. Share Tendering Broker Instructions

By executing and delivering this Notice of Acceptance, you will be deemed to have consented to the following instructions being issued to the U.S. Share Tendering Broker under the condition of “fill or kill.”

Colombian Tax Identification Number (NIT)	Investor Name	Number of shares to Tender	Colombian Local Custodian

Additional notes regarding the completion and submission of this Notice of Acceptance

In order to be effective, this Notice of Acceptance must, except as mentioned below, be executed personally by the registered holder or, in the case of a joint holding, by a representative duly appointed by ALL the joint holders. A corporation must execute this Notice of Acceptance by means of an authorized officer.

1.           If your tendered Shares are accepted for payment, you may be subject to U.S. income tax backup withholding

Under U.S. federal income tax law, the amount of any payments made by the U.S. Tender Agent to holders of Shares (other than corporate and certain other exempt holders) pursuant to the U.S. Offer may be subject to backup withholding tax currently at a rate of 24%. To avoid such backup withholding tax with respect to payments pursuant to the U.S. Offer, a non-exempt, tendering “U.S. Holder” (as defined in “The U.S. Offer — Section 6 —Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” of the Offer to Purchase) must provide the U.S. Tender Agent with such holder’s correct taxpayer identification number (“TIN”) and certify under penalty of perjury that (1) the TIN provided is correct (or that such holder is awaiting a TIN) and (2) such holder is not subject to backup withholding tax by completing the Form W-9 included in this Notice of Acceptance. If backup withholding applies with respect to a holder of Shares or if a holder of Shares fails to deliver a completed Form W-9 to the U.S. Tender Agent or otherwise establish an exemption, the U.S. Tender Agent is required to withhold 24% of any payments made to such holder. See “The U.S. Offer — Section 6 —Tax Consequences — Certain Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Withholding.”

The box in Part 3 of Form W-9 may be checked if the holder of Shares is required to submit a Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is so checked and the U.S. Tender Agent is not provided with a TIN by the time of payment, the U.S. Tender Agent will withhold 24% on all such payments until a TIN is provided to the U.S. Tender Agent.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The U.S. Tender Agent cannot refund amounts withheld by reason of backup withholding.

For U.S. federal income tax purposes, a U.S. Holder of Shares that tenders in the U.S. Offer would be considered to have done so in exchange for cash and that receipt of cash pursuant to the U.S. Offer by a U.S. Holder of Shares will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders. See “The U.S. Offer — Section 6 —Tax Consequences — Certain Material U.S. Federal Income Tax Consequences” in the Offer to Purchase for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer. Each holder of Shares is urged to consult his or her independent professional advisor regarding the tax consequences of acceptance of the U.S. Offer.

2.           If I want to make a partial tender

If fewer than all of the Shares delivered to the U.S. Tender Agent are to be tendered, fill in the number of Shares which are to be tendered in Box 1. In such case, a new book entry position for the remainder of the Shares will be credited to the Deceval account of the person(s) signing this Notice of Acceptance, as promptly as practicable following the date the tendered Shares are accepted for payment. All Shares delivered to the U.S. Tender Agent will be deemed to have been tendered unless otherwise indicated in Box 1.

3.           If you have any questions

You should immediately contact your stockbroker, bank or other agent or D.F. King & Co., Inc. at EXTO@dfking.com or at +1 (877) 732-3613.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ **Go to *www.irs.gov/FormW9* for instructions and the latest information.**

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ____

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exemption from FATCA reporting code (if any) ____

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3 Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. the entity/person on line 1 is a(n) . . . THEN check the box for . . . Corporation Corporation Individual Sole proprietorship, or Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. Individual/sole proprietor or singlemember LLC LLC treated as a partnership for U.S. federal tax purposes, LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation) Partnership Partnership Trust/estate Trust/estate Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2] Circle the minor’s name and furnish the minor’s SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6 The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.